                                                                      EXHIBIT 11


                             WORTHINGTON FOODS, INC.
                        COMPUTATION OF EARNINGS PER SHARE




                                                                                   Three Months Ended
                                                                                   ------------------
                                                                              4/3/98                  4/4/97
                                                                              ------                  ------
Basic:

Weighted average number of common shares outstanding ...........             11,644,570             11,459,442
                                                                            ===========            ===========

Net income .....................................................            $ 2,157,000            $ 1,855,000
                                                                            ===========            ===========

Earnings per share .............................................            $      0.19            $      0.16
                                                                            ===========            ===========



Diluted:

Weighted average number of common shares outstanding ...........             11,644,570             11,459,442

Net effect of dilutive stock options based on the treasury stock
 method using the average market price for the period ..........                315,445                497,139
                                                                            -----------            -----------

Weighted average number of common and common equivalent
 shares used in computing earnings per share ...................             11,960,015             11,956,581
                                                                            ===========            ===========

Net income .....................................................            $ 2,157,000            $ 1,855,000
                                                                            ===========            ===========

Earnings per share .............................................            $      0.18            $      0.16
                                                                            ===========            ===========



Note: 1997 share amounts have been adjusted to reflect the four-for-three share split in December, 1997.







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